UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 2, 2014

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 991-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the Company’s 2014 Annual Meeting of Shareholders held on May 2, 2014, the amendment and restatement of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”) was approved by shareholders. The description of the Plan contained in the Company’s Definitive Proxy Statement filed with the Commission on March 28, 2014 is hereby incorporated by reference in response to this Item.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s 2014 Annual Meeting of Shareholders was held on May 2, 2014 in Dallas, Texas.  The shareholders voted on three proposals as described in the Company’s Definitive Proxy Statement filed with the Commission on March 28, 2014.  The voting results for these proposals were as follows:

Proposal 1

The following five directors were elected to serve until the 2015 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

Directors	FOR	WITHHELD	BROKER NON- VOTES
Timothy W. Byrne	5,049,221	27,253	500,809
Richard W. Cardin	4,952,833	123,641	500,809
Antoine M. Doumet	4,567,192	509,282	500,809
Billy R. Hughes	5,023,459	53,015	500,809
Edward A. Odishaw	4,882,545	193,929	500,809

Proposal 2

Shareholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES

4,341,099	648,571	86,804	500,809

Proposal 3

Shareholders approved the amendment and restatement of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES

4,985,463	88,685	2,326	500,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer